Exhibit 99.1

Aquestive Therapeutics Reports Second Quarter 2025 Financial Results
and Provides Business Update

•FDA accepts NDA submission for Anaphylm™; PDUFA date set for January 31, 2026
•Planning continues for a Q1 2026 U.S. launch of Anaphylm, if approved by the FDA
•Company accelerates Anaphylm global expansion strategy to Canada and the EU
•Company to host investor call on August 12, 2025, at 8:00am ET

Warren, N.J., August 11, 2025 – Aquestive Therapeutics, Inc. (NASDAQ: AQST) ("Aquestive" or the "Company"), a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies, today announced financial results for the second quarter ended June 30, 2025, and provided a strategic business update.

“The second quarter marked a pivotal step forward for our Company with the FDA’s acceptance of our NDA for Anaphylm which, if approved by the FDA, will be the first and only oral, sublingual film epinephrine product,” said Daniel Barber, Chief Executive Officer of Aquestive. “As we advance preparations for a potential U.S. launch in 2026, we are also laying the groundwork for global expansion with initial regulatory engagements now underway with Canada and the EU. With regulatory progress on track, we remain focused on execution across clinical, commercial, and operational fronts, and continue to evaluate all available paths to bring Anaphylm to global markets efficiently and effectively, as we have done with other Aquestive products. I’m proud of our momentum and confident in our ability to bring forward a solution that makes epinephrine emergency treatment more accessible, portable, and patient-friendly.”

Anaphylm™ (epinephrine) Sublingual Film
In the second quarter of 2025, the United States Food and Drug Administration (FDA) accepted Aquestive’s New Drug Application (NDA) submission for Anaphylm, initiating its review process. The Company has responded to all FDA information requests received to date. Preparations are ongoing for a possible Advisory Committee meeting with the FDA ahead of the scheduled PDUFA date which is January 31, 2026. Aquestive is prepared to present clinical evidence supporting Anaphylm and address how Anaphylm would meet the significant unmet need for additional, non-invasive epinephrine delivery options. To date, Aquestive has completed 10 clinical studies, with approximately 935 total administrations across 379 subjects including 808 single-dose and 127 repeat-dose exposures. The Anaphylm program also includes a novel clinical trial for oral allergy syndrome (OAS), demonstrating Anaphylm’s performance in a real-world, allergen-induced setting.

Aquestive continued to advance its U.S. commercial readiness strategy for Anaphylm during the second quarter. The Company is building a strong commercial launch team and leveraging existing infrastructure to support execution. Concurrently, the Company has launched global expansion activities with initial regulatory meetings planned in both Canada and the European Union. Aquestive remains committed to bringing Anaphylm to patients worldwide and views international markets as a critical component of its long-term commercial strategy.

Anaphylm could offer patients fundamental advantages that differentiate it from existing device-based epinephrine therapies. As an orally administered, non-device product candidate with a pharmacokinetic profile comparable to leading epinephrine injectables, Anaphylm has the potential to improve carry rates, simplify emergency response, and address long-standing barriers to epinephrine adoption, including fear of needles, stigma, and device complexity. These benefits, coupled with growing interest from healthcare professionals, payers, and advocacy groups, position Anaphylm as potentially transformative in emergency allergy treatment, if approved by the FDA. Aquestive is evaluating all commercial pathways for maximum reach and impact upon launch of Anaphylm, subject to FDA regulatory approval.

AQST-108 (epinephrine) Topical Gel
Aquestive continues to work toward its anticipated submission of an Investigational New Drug Application for AQST-108 for the treatment of alopecia areata (AA) to the FDA in the fourth quarter of 2025. During the second quarter, the Company made steady progress advancing the program’s preclinical activities, designed to further support regulatory alignment and clinical success. AQST-108 remains uniquely positioned as a potential topical treatment option for AA, a condition affecting approximately 6.7 million people in the U.S., nearly half of whom suffer from severe AA. The existing therapies for AA are janus kinase (JAK) inhibitors. These systemic treatments come with known side effects, include a "black box" warning, and can be expensive for patients. Even with these limitations, the current estimated market for JAK inhibitors is more than one billion U.S. dollars. Since AQST-108 is topical and there is evidence that its effects target the application site, it may not cause systemic side effects. As a result, AQST-108, if approved by the FDA for the treatment for AA, has the potential to capture meaningful market share.

Libervant® (diazepam) Buccal Film
As previously disclosed, Libervant’s regulatory status was revised from full to tentative approval following a court decision related to orphan drug exclusivity of another drug product. This change was not related to the safety or efficacy of Libervant, it stemmed from the court’s interpretation of the orphan drug statute. The Company continues to believe that limiting access to a differentiated, non-invasive formulation restricts patient choice and imposes an unnecessary burden on caregivers. Aquestive remains committed to relaunching Libervant in 2027 or sooner if granted full marketing approval by the FDA.

Commercial Collaborations
Aquestive continues to manufacture Indivior’s Suboxone® Sublingual Film product and its other global collaborations, including Sympazan® (clobazam) Oral Film product for Assertio Holdings, Inc., Ondif® (Ondansetron) Oral Film product for Hypera in Brazil, and Emylif® (Riluzole) Oral Film product for Zambon in Europe. Aquestive’s manufacturing business remains steady, with the gradual decline of Suboxone® being offset by growth across newer collaborations. Aquestive’s manufacturing facility continues to diversify its operations to support a broader range of products and collaborations. In addition, the Company, being a U.S. based manufacturer with intellectual property domiciled in the U.S., confirms that its supply chain currently remains largely unaffected by both implemented and proposed tariffs, providing continued reliability and stability in production and global distribution for the near term.

Sales of royalty-based products, inclusive of Sympazan® (clobazam) Oral Film for the treatment of seizures associated with Lennox-Gastaut Syndrome in patients two years of age and older, and Azstarys® (serdexmethylphenidate and dexmethylphenidate) for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in patients six years of age and older, continued to contribute to the Company's revenue in the second quarter of 2025.

Second Quarter 2025 Financials

Excluding the impact of one-time recognition of deferred revenue in the second quarter of 2024, total revenues increased by $0.3 million, or 3% year over year to $10.0 million in the second quarter 2025. As a reminder, the one-time recognition of deferred revenue in the prior year was due to the termination of Licensing and Supply agreements. Including the deferred revenue recognized in the prior year, total revenues decreased to $10.0 million in the second quarter 2025 from $20.1 million in the second quarter 2024.

Manufacture and supply revenue increased to $9.6 million in the second quarter 2025 from $8.1 million in the second quarter 2024, primarily due to increases in Ondif revenues, partially offset by decreases in Suboxone revenues.

Research and development expenses in the second quarter 2025 remained relatively consistent compared to the second quarter 2024.

Selling, general and administrative expenses increased to $12.7 million in the second quarter 2025 from $11.4 million in the second quarter 2024. The increase primarily represents higher commercial spending of approximately $2.0 million, higher regulatory and licensing fees of approximately $0.6 million related to the regulatory fee for Libervant, higher personnel costs of approximately $0.4 million, higher regulatory expenses related to Anaphylm of approximately $0.2 million, higher share-based compensation expenses of $0.2 million, and higher consulting fees of approximately $0.2 million, partially offset by lower legal fees of approximately $2.5 million and lower insurance expenses of $0.2 million.

Aquestive’s net loss for the second quarter 2025 was $13.5 million, or $0.14 for both basic and diluted loss per share, compared to the net loss in the second quarter 2024 of $2.7 million, or $0.03 for both basic and diluted loss per share. Excluding the impact of one-time recognition of deferred revenue, the net loss in the second quarter 2024 was $13.2 million. The increase in net loss was primarily driven by decreases in revenues and increases in selling, general and administrative expenses, partially offset by increases in interest income and other income, net.

Non-GAAP adjusted EBITDA loss was $9.3 million in the second quarter 2025, compared to non-GAAP adjusted EBITDA income of $1.8 million in the second quarter 2024. Excluding the impact of one-time recognition of deferred revenue, non-GAAP adjusted EBITDA in the second quarter 2024 was a loss of $8.6 million.

Cash and cash equivalents were $60.5 million as of June 30, 2025.

2025 Outlook
Aquestive's full-year 2025 financial guidance is below.

The Company expects:

Guidance
Total revenue (in millions)	$44 to $50
Non-GAAP adjusted EBITDA loss (in millions)	$47 to $51

Tomorrow’s Conference Call and Webcast Reminder
The Company will host a conference call at 8:00 a.m. ET on Tuesday, August 12, 2025.

In order to participate, please register in advance here to obtain a local or toll-free phone number and your personal pin.

A live webcast of the call will be available on Aquestive’s website at: Second Quarter 2025 Earnings Call.

About Anaphylm™
Anaphylm™ (epinephrine) Sublingual Film is a polymer matrix-based epinephrine prodrug product candidate. Anaphylm is similar in size to a postage stamp, weighs less than an ounce, and begins to dissolve on contact. No water or swallowing is required for administration. The primary packaging for Anaphylm is thinner and smaller than an average credit card, can be carried in a pocket, and is designed to withstand weather excursions such as exposure to rain and/or sunlight. The Anaphylm trade name for AQST-109 has been conditionally approved by the FDA. Final approval of the Anaphylm proprietary name is conditioned on FDA approval of the product candidate.

About Libervant®
Libervant® (diazepam) Buccal Film is a buccally, or inside of the cheek, administered film formulation of diazepam, a benzodiazepine intended for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) that are distinct from a patient’s usual seizure pattern in patients with epilepsy. Aquestive developed Libervant as an alternative to the device-based products currently available for patients with refractory epilepsy, including a rectal gel and nasal spray products. The FDA approval for U.S. market access received in April 2024 for Libervant was for these epilepsy patients between two and five years of age. However, the FDA converted this approval to a "tentative approval" due to a recent court ruling finding that the FDA did not have authority to approve Libervant for U.S. market access for patients aged between two and five years due to the existing orphan drug market exclusivity granted by the FDA to an intranasal spray of another company. The FDA granted tentative approval in August 2022 for Libervant for treatment of these epilepsy patients twelve years of age and older. U.S. market access for Libervant patients is currently subject to the expiration of the existing orphan drug market exclusivity of the previously FDA approved drug scheduled to expire in January 2027.

About AQST-108
AQST-108 (epinephrine) Topical Gel is a topically delivered adrenergic agonist prodrug gel product candidate. Aquestive completed a first in human study for AQST-108 that measured the amount of epinephrine that remained on the skin or was found in circulation over time after the application of the gel. AQST-108 is based on Aquestive’s AdrenaVerse™ platform that contains a library of over twenty epinephrine prodrug product candidates intended to control absorption and conversion rates across a variety of possible dosage forms and delivery sites.

Important Safety Information
Do not give Libervant to your child between the ages of two and five if your child is allergic to diazepam or any of the ingredients in Libervant or has an eye problem called acute narrow angle glaucoma.

What is the most important information I should know about Libervant?

•Libervant is a benzodiazepine medicine. Taking benzodiazepines with opioid medicines, alcohol, or other central nervous system (CNS) depressants (including street drugs) can cause severe drowsiness, breathing problems (respiratory depression), coma, and death. Get emergency help right away if any of the following happens:
◦shallow or slowed breathing,
◦breathing stops (which may lead to the heart stopping),
◦excessive sleepiness (sedation).

Do not allow your child to drive a motor vehicle, operate heavy machinery, or ride a bicycle until you know how taking Libervant with opioids affects your child.
•Risk of abuse, misuse, and addiction. Libervant is used in children 2 to 5 years of age. The unapproved use of Libervant has a risk for abuse, misuse, and addiction, which can lead to overdose and serious side effects including coma and death.
•Serious side effects including coma and death have happened in people who have abused or misused benzodiazepines, including diazepam (the active ingredient in Libervant). These serious side effects may also include delirium, paranoia, suicidal thoughts or actions, seizures, and difficulty breathing. Call your child’s healthcare provider or go to the nearest hospital emergency room right away if you get any of these serious side effects.
◦Your child can develop an addiction even if your child takes Libervant as prescribed by your child’s healthcare provider.
◦Give Libervant exactly as your child’s healthcare provider prescribed.
◦Do not share Libervant with other people.
◦Keep Libervant in a safe place and away from children.
•Physical dependence and withdrawal reactions. Libervant is intended for use if needed in order to treat higher than usual seizure activity. Benzodiazepines, including Libervant, can cause physical dependence and withdrawal reactions, especially if used daily. Libervant is not intended for daily use.
◦Do not suddenly stop giving Libervant to your child without talking to your child’s healthcare provider. Stopping Libervant suddenly can cause serious and life-threatening side effects, including, unusual movements, responses, or expressions, seizures that will not stop (status epilepticus), sudden and severe mental or nervous system changes, depression, seeing or hearing things that others do not see or hear, homicidal thoughts, an extreme increase in activity or talking, losing touch with reality, and suicidal thoughts or actions. Call your child’s healthcare provider or go to the nearest hospital emergency room right away if your child gets any of these symptoms.
◦Some people who suddenly stop benzodiazepines have symptoms that can last for several weeks to more than 12 months including, anxiety, trouble remembering, learning, or concentrating, depression, problems sleeping, feeling like insects are crawling under your skin, weakness, shaking, muscle twitching, burning, or prickling feeling in your hands, arms, legs or feet, and ringing in your ears.
◦Physical dependence is not the same as drug addiction. Your child’s healthcare provider can tell you more about the differences between physical dependence and drug addiction.
•Do not give your child more Libervant than prescribed or give Libervant more often than prescribed.

Libervant can make your child sleepy or dizzy and can slow your child’s thinking and motor skills.

•Do not allow your child to drive a motor vehicle, operate machinery, or ride a bicycle until you know how Libervant affects your child.
•Do not give other drugs that may make your child sleepy or dizzy while taking Libervant without first talking to your child’s healthcare provider. When taken with drugs that cause sleepiness or dizziness, Libervant may make your child’s sleepiness or dizziness much worse.

Like other antiepileptic medicines, Libervant may cause suicidal thoughts or actions in a small number of people, about 1 in 500.

•Call a healthcare provider right away if your child has any of these symptoms, especially if they are new, worse, or worry you:
◦thoughts about suicide or dying
◦new or worse depression
◦feeling agitated or restless
◦trouble sleeping (insomnia)
◦acting aggressive, being angry or violent
◦other unusual changes in behavior or mood
◦attempts to commit suicide
◦new or worse anxiety or irritability
◦an extreme increase in activity and talking (mania)
◦new or worse panic attacks
◦acting on dangerous impulses
•Pay attention to any changes, especially sudden changes in mood, behaviors, thoughts, or feelings.
•Keep all follow-up visits with your child’s healthcare provider as scheduled.
•Call your child’s healthcare provider between visits as needed, especially if you are worried about symptoms. Suicidal thoughts or actions can be caused by things other than medicines. If your child has suicidal thoughts or actions, your child’s healthcare provider may check for other causes.

What are the possible side effects of Libervant?
•The most common side effects of Libervant are sleepiness and headache.
•These are not all the possible side effects of Libervant.
•Call your doctor for medical advice about side effects. You may report side effects to FDA at 1 800 FDA-1088.

For more information about Libervant, talk to your doctor, and see Product Information: Medication Guide and Instructions For Use.

About Aquestive Therapeutics, Inc.
Aquestive is a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has four licensed commercialized products marketed by its licensees in the U.S. and around the world and is the exclusive manufacturer of these licensed products. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product candidate for the treatment of severe allergic reactions, including anaphylaxis, and an early-stage epinephrine prodrug topical gel product candidate for various possible dermatological conditions, including alopecia areata. For more information, visit Aquestive.com and follow us on LinkedIn.

Non-GAAP Financial Information
This press release and our webcast earnings call regarding our quarterly financial results contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP adjusted EBITDA loss, non-GAAP adjusted gross margins, non-GAAP adjusted costs and expenses and other adjusted expense measures, because such measures exclude, as applicable, share-based compensation expense, interest expense, interest expense related to the sale of future revenue, interest income, depreciation, amortization, and income taxes.

Specifically, the Company adjusts net loss for certain non-cash expenses, including share-based compensation expenses; depreciation and amortization; and interest expense related to the sale of future revenue, interest income and other income, net and income taxes, with a result of non-GAAP adjusted EBITDA loss. Similarly, manufacture and supply expense, research and development expense, and selling, general and administrative expense were adjusted for certain non-cash expenses of share-based compensation expense and depreciation and amortization. Non-GAAP adjusted EBITDA loss and these non-GAAP expense categories are used as a supplement to the corresponding GAAP measures to provide additional insight regarding the Company’s ongoing operating performance.

These measures supplement the Company’s financial results prepared in accordance with GAAP. Aquestive management uses these measures to analyze its financial results, and its future manufacture and supply expenses, gross margins, research and development expense and selling, general and administrative expense and to help make managerial decisions. In management’s opinion, these non-GAAP measures provide added transparency into the operating performance of Aquestive and added insight into the effectiveness of our operating strategies and actions. The Company may provide one or more revenue measures adjusted for certain discrete items, such as fees collected on certain licensed products, in order to provide investors added insight into our revenue stream and breakdown, along with providing our GAAP revenue. Such measures are intended to supplement, not act as substitutes for, comparable GAAP measures and should not be read as a measure of liquidity for Aquestive. Non-GAAP adjusted EBITDA loss and the other non-GAAP measures are also likely calculated in a way that is not comparable to similarly titled measures reported by other companies.

Non-GAAP Outlook
In providing the outlook for non-GAAP adjusted EBITDA and non-GAAP gross margin, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. In order to inform our outlook measures of non-GAAP adjusted EBITDA and non-GAAP gross margin, a description of the 2025 and 2024 adjustments which have been applicable in determining non-GAAP Adjusted EBITDA and non-GAAP gross margin for these periods are reflected in the tables below. In providing outlook for non-GAAP gross margin, the Company adjusts for non-cash share-based compensation expense and depreciation and amortization. The Company is providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period such as share-based compensation expense, income tax, amortization, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

Forward-Looking Statement
Certain statements in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of our product candidate Anaphylm™ (epinephrine) Sublingual Film through clinical development and approval by the FDA, including the filing and acceptance of the NDA for Anaphylm with the FDA, and the following commercial launch of Anaphylm, if approved by the FDA; the potential for an advisory committee for Anaphylm, if required by the FDA; timing of potential international regulatory filings and market approval of Anaphylm outside of the U.S.; that Anaphylm will be the first and only oral administration of epinephrine and accepted as an alternative to existing standards of care, if Anaphylm is approved by the FDA; the advancement, growth and related timing of our Adrenaverse™ pipeline of epinephrine prodrug product candidates, including AQST-108 (epinephrine) Topical Gel through clinical development and FDA regulatory approval; the potential benefits our products and product candidates could bring to patients; the achievement of clinical and commercial milestones; the impact of current and future potential tariffs on our commercial business; our future financial and operating results and financial position, including with respect to our 2025 financial outlook and estimated cash runway; and business strategies, market opportunities, and other statements that are not historical facts.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with our development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans, including those relating to Anaphylm, AQST-108, and our other product candidates; risk of delays in advancement of the regulatory approval process through the FDA of our product candidates, including for Anaphylm and AQST-108, or failure to receive FDA approval at all of any of these product candidates; risk of the Company’s ability to generate sufficient clinical data for approval of our product candidates, including with respect to our pharmacokinetic and pharmacodynamic (PK/PD) comparability submission for FDA approval of Anaphylm; risks associated with our ability to address the FDA’s comments on our NDA, including the risk that the FDA may require additional clinical studies for approval of Anaphylm; risks associated with the success of any competing products, including generics; risks and uncertainties inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of a sales and marketing capability for commercialization of our product candidates, including Anaphylm, Libervant and AQST-108; risks associated with the potential impact on the value of the Company of the sale or outlicensing of our product and product candidates, including Libervant and Anaphylm and other product candidates; risk of insufficient capital and cash resources, including insufficient access to available debt and equity financing, including under our ATM facility, and revenues from operations, to satisfy all of our short-term and longer-term liquidity and cash requirements and other cash needs, at the times and in the amounts needed, including to commence principal payments on our 13.5% Notes in 2026, and to fund future clinical development and commercial activities for our product candidates, should these product candidates be approved by the FDA; risk that our manufacturing capabilities will be insufficient to support demand of our product candidates in the U.S. and abroad, if approved by the FDA and other regulatory authorities, and our licensed products in the U.S. and abroad; risk of eroding market share for Suboxone® as a sunsetting product, which accounts for a substantial part of our current operating revenue; risk of default of our debt instruments; risks related to the outsourcing of certain sales, marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance in the U.S. and abroad of Libervant, Anaphylm, AQST-108 and our other product candidates, should these product candidates be approved by the FDA and other regulatory authorities, and for our licensed products in the U.S. and abroad; risk associated with the size and growth of our product markets; risk associated with our compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to our products; risk that our patent applications for our product candidates, including for Anaphylm and AQST-108, will not be timely issued, or issued at all, by the U.S. Patent and Trademark Office; risk of unexpected patent developments; risk of legislation and regulatory actions and changes in laws or regulations affecting our business including relating to our products and product candidates and product pricing, reimbursement or access therefor; risk of loss of significant customers; risks related to claims and legal proceedings against us including patent infringement, securities, business torts, investigative, product safety or efficacy and antitrust litigation matters; risk of product recalls and withdrawals; risks related to any disruptions in our information technology networks and systems, including the impact of cybersecurity attacks; risk of increased cybersecurity attacks and data accessibility disruptions due to remote working arrangements; risk of adverse developments affecting the financial services industry; risks related to inflation and changing interest rates; risks related to the impact of other pandemic diseases on our business; risks and uncertainties related to general economic, political (including the Ukraine and Israel wars and other acts of war and terrorism), business, industry, regulatory, financial and market conditions and other unusual items; risks related to uncertainty about presidential administration initiatives and their impact on our business, including imposition of tariffs and other trade restrictions; and other uncertainties affecting us including those described in the "Risk Factors" section and in other sections included in the Company’s 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Libervant®, PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners.

Investor inquiries:
Astr Partners
Brian Korb
brian.korb@astrpartners.com

AQUESTIVE THERAPEUTICS, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$60,536	$71,546
Trade and other receivables, net	11,864	7,344
Inventories	8,125	6,044
Prepaid expenses and other current assets	1,196	3,286
Total current assets	81,721	88,220
Property and equipment, net	3,858	3,799
Right-of-use assets, net	4,911	5,182
Other non-current assets	3,208	4,223
Total assets	$93,698	$101,424

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$11,951	$10,287
Accrued expenses	5,001	5,907
Lease liabilities, current	570	510
Deferred revenue, current	1,092	1,048
Liability related to the sale of future revenue, current	1,000	1,000
Royalty obligations, current	364	87
Loans payable, current	3,177	26
Total current liabilities	23,155	18,865
Notes payable, net	31,843	32,500
Royalty obligations, net	22,711	20,129
Liability related to the sale of future revenue, net	61,924	62,718
Lease liabilities	4,668	4,968
Deferred revenue, net of current portion	19,935	20,005
Other non-current liabilities	2,052	2,395
Total liabilities	166,288	161,580
Contingencies

Stockholders’ deficit:
Common stock, $0.001 par value. Authorized 250,000,000 shares; 99,353,270 and 91,413,742 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	99	91
Additional paid-in capital	327,003	302,967
Accumulated deficit	(399,692)	(363,214)
Total stockholders’ deficit	(72,590)	(60,156)
Total liabilities and stockholders’ deficit	$93,698	$101,424

AQUESTIVE THERAPEUTICS, INC.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$10,003	$20,099	$18,723	$32,152
Costs and expenses:
Manufacture and supply	4,561	4,526	8,213	8,915
Research and development	4,105	4,162	9,466	10,094
Selling, general and administrative	12,705	11,356	31,777	22,045
Total costs and expenses	21,371	20,044	49,456	41,054
Loss from operations	(11,368)	55	(30,733)	(8,902)
Other income/(expenses):
Interest expense	(2,781)	(2,779)	(5,563)	(5,563)
Interest expense related to royalty obligations	(1,434)	(1,358)	(2,871)	(2,716)
Interest expense related to the sale of future revenue	(61)	(58)	(120)	(116)
Interest income and other income, net	2,096	1,395	2,809	1,724
Net loss before income taxes	(13,548)	(2,745)	(36,478)	(15,573)
Net loss	$(13,548)	$(2,745)	$(36,478)	$(15,573)
Comprehensive loss	$(13,548)	$(2,745)	$(36,478)	$(15,573)

Loss per share attributable to common stockholders:
Basic and diluted (in dollars per share)	$(0.14)	$(0.03)	$(0.37)	$(0.19)
Weighted average common shares outstanding:
Basic and diluted (in shares)	99,326,701	90,911,626	97,422,458	82,263,168

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - Net Loss to Non-GAAP Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net loss	$(13,548)	$(2,745)	$(36,478)	$(15,573)
Share-based compensation expense	1,884	1,539	3,471	3,119
Interest expense	2,781	2,779	5,563	5,563
Interest expense related to royalty obligations	1,434	1,358	2,871	2,716
Interest expense related to the sale of future revenue	61	58	120	116
Interest income and other income, net	(2,096)	(1,395)	(2,809)	(1,724)
Depreciation and Amortization	140	205	279	412
Total non-GAAP adjustments	$4,204	$4,544	$9,495	$10,202
Non-GAAP adjusted EBITDA	$(9,344)	$1,799	$(26,983)	$(5,371)
Excluding Non-GAAP adjusted R&D expenses	(3,681)	(3,836)	(8,697)	(9,578)
Non-GAAP adjusted EBITDA excluding Non-GAAP adjusted R&D expenses	$(5,663)	$5,635	$(18,286)	$4,207

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Expenses to Non-GAAP Adjusted Expenses
(In Thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total costs and expenses	$21,371	$20,044	$49,456	$41,054
Non-GAAP adjustments:
Share-based compensation expense	(1,884)	(1,539)	(3,471)	(3,119)
Depreciation and amortization	(140)	(205)	(279)	(412)
Non-GAAP adjusted costs and expenses	$19,347	$18,300	$45,706	$37,523

Manufacture and Supply Expense	$4,561	$4,526	$8,213	$8,915
Gross Margin on total revenue	54%	77%	56%	72%
Non-GAAP adjustments:
Share-based compensation expense	(128)	(99)	(228)	(169)
Depreciation and amortization	(112)	(176)	(227)	(352)
Non-GAAP adjusted manufacture and supply expense	$4,321	$4,251	$7,758	$8,394
Non-GAAP Gross Margin on total revenue	57%	79%	59%	74%

Research and Development Expense	$4,105	$4,162	$9,466	$10,094
Non-GAAP adjustments:
Share-based compensation expense	(408)	(308)	(738)	(478)
Depreciation and amortization	(16)	(18)	(31)	(38)
Non-GAAP adjusted research and development expense	$3,681	$3,836	$8,697	$9,578

Selling, General and Administrative Expenses	$12,705	$11,356	$31,777	$22,045
Non-GAAP adjustments:
Share-based compensation expense	(1,348)	(1,132)	(2,505)	(2,472)
Depreciation and amortization	(12)	(11)	(21)	(22)
Non-GAAP adjusted selling, general and administrative expenses	$11,345	$10,213	$29,251	$19,551